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                        SARA LEE CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES    EXHIBIT 12.1
                             (IN MILLIONS EXCEPT RATIOS)




                                                        Thirteen Weeks Ended
                                                      ------------------------

                                                       Sept. 27,    Sept. 28,
                                                         1997         1996
                                                      ----------   -----------

Fixed charges:

  Interest expense                                         $  48         $  54

  Interest portion of rental expense                          16            17
                                                      ----------    ----------

  Total fixed charges before capitalized interest             64            71

  Capitalized interest                                         4             2
                                                      ----------    ----------

   Total fixed charges                                     $  68         $  73
                                                      ----------    ----------
                                                      ----------    ----------



Earnings available for fixed charges:

  Income before income taxes                              $  326        $  303

  Less undistributed income in minority-owned companies       (1)           (2)

  Add minority interest in majority-owned subsidiaries         7             8

  Add amortization of capitalized interest                     6             6

  Add fixed charges before capitalized interest               64            71
                                                      ----------    ----------

   Total earnings available for fixed charges             $  402        $  386
                                                      ----------    ----------
                                                      ----------    ----------


Ratio of earnings to fixed charges                           5.9           5.3
                                                      ----------    ----------
                                                      ----------    ----------








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